UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No._)

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Filed by a Party other than the Registrant |_|

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|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

                                CLEARFIELD, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

[Clearfield, Inc. Logo]

                                 Clearfield, Inc
                           5480 Nathan Lane, Suite 120
                               Plymouth, MN 55442
                                  763-456-6866

January 9, 2009

Dear Shareholder:

     You are invited to attend the annual meeting of shareholders of Clearfield, Inc. to be held at the corporate offices, located at 5480 Nathan Lane, Suite 120, Plymouth, MN 55442, on February 26, 2009, at 3:00 p.m., Central Standard Time.

     At the meeting you will asked to vote for the election of our board of directors, amending the 2007 Stock Plan and conducting other business as may be required. I encourage you to vote for each director nominee and approval of the Stock Plan amendment.

     Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                        Very truly yours,

                                        Clearfield, Inc.



                                        Ronald G. Roth
                                        Chairman

Clearfield, Inc

                           5480 Nathan Lane, Suite 120
                               Plymouth, MN 55442
                                  763-456-6866

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                           THURSDAY FEBRUARY 26, 2009

To Clearfield, Inc. Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Clearfield, Inc. a Minnesota corporation ("Company"), will be held at the offices, located at 5480 Nathan Lane, Suite 120, Plymouth, MN 55442, on February 26, 2009, at 3:00 p.m., Central Standard Time, for the following purposes:

     1. To elect the six members named in the attached proxy statement to the Company's Board of Directors.

     2. Amendment of the 2007 Stock Compensation Plan of the Company to provide that all 1,500,000 shares of Common Stock reserved for issuance thereunder shall be available for incentive stock options.

     3.   To transact other business as may properly come before the meeting.

     Only shareholders of record at the close of business on January 13, 2009, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. Our transfer books will not be closed.

     Whether or not you expect to be present personally at the annual meeting, please complete, date, sign and return the accompanying proxy in the enclosed, self addresses envelope at your earliest convenience.

     The Company's Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 30, 2008 is being mailed to shareholders together with this Notice and Proxy Statement.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        Janna R. Severance
                                        Secretary

January 13, 2009

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING                      1

CHANGE OF FISCAL YEAR                                                          4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                 4

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                        5

PROPOSAL 1:  ELECTION OF DIRECTORS                                             5

CORPORATE GOVERNANCE                                                           6

   Code of Ethics                                                              6
   Board Composition, Committees and Meetings                                  6
   Board Nomination Process                                                    8
   Compensation Committee Interlocks and Insider Participation                 9
   Executive Session of the Board                                              9
   Policy Regarding Attendance at Annual Meetings                              9
   Non-Employee Director Compensation                                          9

EXECUTIVE COMPENSATION                                                        10

   Compensation Discussion and Analysis                                       10
   Compensation Committee Report on Executive Compensation                    12
   Employment and Change in Control Agreements                                13
   Outstanding Equity Awards at Fiscal Year-End                               14
   Option Exercises and Stock Vested                                          14
   Pension Benefits                                                           14
   Nonqualified Deferred Compensation                                         14

PROPOSAL 2:  AMENDMENT OF 2007 STOCK COMPENSATION PLAN                        15

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING                                 20

OTHER MATTERS                                                                 20

                                 PROXY STATEMENT

                       2009 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 26, 2009

The Board of Directors of Clearfield, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on February 26, 2009, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about January 20, 2009.

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These consist of the election of director nominees and the proposed amendment to the 2007 Stock Plan. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set January 13, 2009, as the record date for the annual meeting. If you were a shareholder of record at the close of business on January 13, 2009, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 11,938,131 shares of common stock, par value of $.01, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 11,938,131 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

     o    you are present and vote in person at the meeting; or

     o    you have properly submitted a proxy by internet or U.S. mail.


How do I vote my shares?

If you are a shareholder of record you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

Yes, if you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

     o    FOR all of the nominees for director;
     o    FOR the amendment to the 2007 Stock Plan

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that a quorum is present at the meeting).

How are votes counted?

You may either vote "FOR" or "WITHHOLD AUTHORITY" to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in "street name" and do not provide voting instructions to your broker, your shares will be considered to be "broker non-votes" and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How are broker non-votes treated?

If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

     o    FOR all of the nominees for director;
     o    FOR the amendment to the 2007 Stock Plan
     o    In the discretion of the person named in the proxy

Can I change my vote after submitting?

Yes, you may change or revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways;

     o by giving written notice of revocation to Bruce G. Blackey, our Chief Financial Officer and Treasurer;
     o    by submitting a later-dated proxy; or
     o    by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Chief Financial Officer at the Company address below with a request to forward the same to the intended recipient. All such communications will be forwarded unopened.

Bruce G. Blackey, Chief Financial Officer
Clearfield, Inc.
5480 Nathan Lane North
Suite 120
Plymouth, MN 55442


Our Chief Financial Officer will deliver your letter to a director that can address the matter, or to a specified director if so addressed.


Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 26, 2009. The proxy statement information statement annual report and 10-K is available at http://materials.proxyvote.com/18482P.

CHANGE OF FISCAL YEAR

     In August 2007, we changed our fiscal year end from March 31 to September 30, resulting in a six-month transitional year beginning on April 1, 2007, and ending on September 30, 2007. All references in this Proxy Statement to fiscal year 2007 mean such six-month transition year. Fiscal year 2008 is the period beginning October 1, 2007, and ending on September 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows as of January 5, 2009, the stock ownership of (i) all persons known by us to be beneficial owners of more than five percent of our outstanding shares of Common Stock, (ii) each director and each nominee for election as a director, (iii) the Named Executive Officers (as defined below under the caption "Executive Compensation"), and (iv) all current directors and executive officers as a group:

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible currently or within 60 days after February 5, 2009 are deemed outstanding for computing the beneficial ownership percentage of the person or member of a group holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Clearfield.

                                                                                               Percentage of
                                                   Number of Shares                             Outstanding
    Name and Address of Beneficial Owner          Beneficially Owned          Footnote            Shares
---------------------------------------------    ----------------------    -------------    ------------------
Cheryl Beranek Podzimek, CEO                            110,100                 (2)                 1.0
Johnny Hill, COO                                        23,200                  (3)                  *
Bruce G. Blackey, CFO                                    3,000                                       *
Ronald G. Roth, Chairman                                740,698                (4,7)                6.2
John G. Reddan                                           23,500                 (4)                  *
Stephen L. Zuckerman, M.D.                              35,500                  (4)                  *
Donald R. Hayward                                       12,500                  (5)                  *
Charles N. Hayssen                                        -0-                                        *
Herman Lee, (Independent investor)                      777,150                                     6.5
Anil K. Jain, (Independent investor)                   1,424,141                (1)                11.9
All current directors and executive
officers as a group      (8 persons)                    948,498                 (6)                 8.0

*    Less than 1%.
(1) Includes 5,250 shares held by Dr. Jain as custodian for minor relatives. Dr. Jain disclaims beneficial ownership of such shares.
(2) Includes 70,100 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(3) Includes 13,200 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(4) Includes 22,500 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(5) Includes 7,500 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(6) Includes 158,300 shares that may be acquired up exercise of options that are or will become exercisable within sixty days of the record date.
(7) Includes 156,760 shares owned by spouse. Mr. Roth disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of our common stock are required to report their ownership of our equity securities and any changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this Proxy Statement any delinquent filing of those reports and any failure to file reports during the fiscal year ended September 30, 2008. Based upon information provided by officers and directors, all our officers, directors and 10% shareholders filed all reports on a timely basis in the 2008 fiscal year.

PROPOSAL 1:  ELECTION OF DIRECTORS

     Our Nominating Committee has named the individuals listed below for election as directors, each to serve until the next annual meeting of the shareholders and until his or her successor is elected and qualified or until his earlier resignation or removal. All of the nominees are currently directors.

     Unless instructed not to vote for the election of directors or not to vote for any specific nominee, your proxy will be voted to elect the listed nominees. If any nominee withdraws as a candidate or is otherwise unavailable to stand for election at the meeting, the named proxies will vote for such other persons as they may determine, in their discretion. We do not anticipate that any candidate will withdraw.

     The following information is provided with respect to the nominees for directors:

      Name                                       Age        Director Since
      ----                                       ---        --------------
      Ronald G. Roth (2,3)                        63             2002
      Stephen L. Zuckerman, M.D.(1,2,3,4)         68             2002
      John G. (Jack) Reddan (1,2,3,4)             77             2002
      Cheryl Beranek Podzimek                     46             2007
      Donald R. Hayward (1,4)                     51             2007
      Charles N. Hayssen (1,4)                    57             2008

     (1)  Member of audit committee
     (2)  Member of compensation committee
     (3)  Member of nominating committee
     (4)  Member of investment committee

Information Regarding the Board

     Ronald G. Roth was elected Chairman of the Board of the Company in June 2007. Mr. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national solid waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale. Since 1990 he has been an owner of, and has served in various capacities, including director and officer, with Phillips Recycling Systems. Mr. Roth holds a B.A. in Marketing from Michigan State University.

     Dr. Stephen L. Zuckerman served as a director of the Company from January 1986 through August 1991 and was reappointed to the Board in February 2002. Dr. Zuckerman has been actively involved for many years with developing companies in the high tech area. Dr. Zuckerman was co-founder and chairman of the board of Hypertension Diagnostic Inc., a biotechnology company that has developed a methodology for early detection of blood vessel disorders (1988 to 1991), and as a member of the board of Biosensor Inc. (1989 to 1991) and Micromedics Inc. (1986 to 1991 and February 2002) to present. He is also president of M-T Venture Capital Fund II, Inc. and chairman of the board of Minnesota Film Arts, an organization created thru the merger of the University Film Society and the Oak Street Cinema, Minneapolis, Minnesota (2000 to present).

     John G. (Jack) Reddan joined the Board of Directors in November 2002. Mr. Reddan, retired, most recently has worked as a volunteer with the Presbytery of the Twin Cities Area (Presbyterian Church USA) in various roles. From 1992 to 1994 he worked as a volunteer with the Presbyterian Border Ministries in McAllen, Texas. Mr. Reddan's professional career spanned over thirty years as both a general and program manager with Unisys.

     Cheryl Beranek Podzimek joined the Company in July 2003 as President of its subsidiary, APA Cables & Networks ("APACN"). In June 2007, she was named President and CEO of the Company. Prior to 2003, Ms. Podzimek was President of Americable, which was acquired by APACN in June 2003. She served as President of Americable from 2002 to 2003 and from 2001 to 2002 she was Chief Operating Officer. Previously, Ms. Podzimek held a variety of lead marketing positions with emerging high-growth technology companies. She served as Vice President of Marketing from 1996-2001 at Transition Networks, a manufacturer of network connectivity products, Director of Marketing from 1992 to 1996 at Tricord Systems, an early stage multi-processor based super server manufacturer, and Director of Marketing from 1988 to 1992 at Digi International, a designer and manufacturer of connectivity products. Ms. Podzimek holds a Bachelors of Science Degree from Southwest Minnesota State University and a Masters of Science Degree from North Dakota State University.

     Donald R. Hayward is currently President of Engel Diversified Industries
(EDI), a privately held manufacturing company. Immediately prior to joining EDI, Mr. Hayward held the position of Director of Corporate Services at Minnesota Technology, Inc. (MTI) a publicly funded, private non-profit in support of Minnesota's technology community. Prior to 1998, Mr. Hayward spent nearly 20 years working in business administration, finance and manufacturing for LecTec, Pine Island and Goodhue Elevator Associations, the Pillsbury Corporation as well as private elementary school. Mr. Hayward holds a Bachelor of Science in Business Administration and Economics from the University of Wisconsin.

     Charles N. Hayssen, 58, has been a director since September 2008. From August 2007 to September 2008 Mr. Hayssen was a private investor. From August 2004 until August 2007, Mr. Hayssen was Chief Operating Officer of AllOver Media, Inc., an out-of-home media company. Mr. Hayssen was a private investor from April 2004 to August 2004, and Chief Financial Officer of ThinkEquity Partners LLC, an equity capital markets firm, from September 2002 to April 2004. Prior to September 2002, Mr. Hayssen was a private investor from November 2001 to September 2002, and Chief Financial Officer of Access Cash International L.L.C. from February 2000 to November 2001. Previously, Mr. Hayssen held a number of positions over a nineteen-year career with Piper Jaffray Companies Inc., including three years as Chief Information Officer, two years as Chief Operating Officer of Piper Capital Management and seven years as Chief Financial Officer.

CORPORATE GOVERNANCE

     Code of Ethics

     The Company has adopted a code of ethics applicable to its chief executive officer and senior financial officer. The code is available at no charge by request to the Company in writing, to the attention of the Comptroller. Additionally, the code is filed with the Securities and Exchange Commission as an exhibit to the Company's Report on Form 10-K for the fiscal year ended March 31, 2004, and is available on our website (www.clearfieldconnection.com).

     Board Composition, Committees and Meetings

     The Board of Directors held 6 meetings during fiscal 2008. All directors attended at least 75% of the meetings of the Board of Directors and of each committee on which they served.

     The Board of Directors has determined that five of our six directors are independent directors as defined under the applicable rules of the SEC and The NASDAQ Capital Market. Our non independent director is our CEO Cheryl Beranek Podzimek. All of our committees are composed of all non-employees (outside directors). The Company has an audit committee, a compensation committee, an investment committee and a nominating committee. The members of these committees during fiscal 2008 were as follows:

   Audit Committee         Compensation Committee      Investment Committee        Nominating Committee
   ---------------         ----------------------      --------------------        --------------------
     John Reddan,              Ronald G. Roth,            Donald Hayward,            Ronald G. Roth,
       Chairman                   Chairman                   Chairman                    Chairman
Dr. Stephen Zuckerman       Dr. Stephen Zuckerman      Dr. Stephen Zuckerman      Dr. Stephen Zuckerman
    Donald Hayward               John Reddan                John Reddan                John Reddan
  Charles N. Hayssen                                    Charles N. Hayssen
(added in fiscal 2009)                                (added in fiscal 2009)

     Audit Committee

     The audit committee has sole authority to appoint, review and discharge our independent public accountants. The committee also reviews and approves in advance the services provided by the independent public accountants and reviews our internal accounting controls. The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are "independent" under the current NASDAQ Capital Market listing standards. In 2008 the Board identified John G. Reddan as the member of our Audit Committee who meets the definition of an "Audit Committee Financial Expert" under rules of the Securities and Exchange Commission. In the first quarter of fiscal year 2009 Charles N. Hayssen was added to the committee and appointed chairman of the Committee. Mr. Hayssen also meets the definition of "Audit Committee Financial Expert" as defined in the applicable rules of the SEC. During fiscal 2008, the Audit Committee held four meetings. At each Audit Committee meeting the Committee meets with the independent public accountants in executive session without any director or officer who does not meet the independence requirements for the listing standards of The NASDAQ Capital Market being present. See "RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS - Report of Audit Committee" below.

     Compensation Committee

     The Committee met twice during the past year. The compensation committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key employees of the Company. The Compensation Committee operates under a written charter adopted by the Board of Directors. The principal functions of this Committee are to:

     o annually review and approve corporate goals and objectives relevant to the Chief Executive Officer and corresponding compensation, evaluating performance in light of those goals and objectives and setting compensation levels based on this evolution and other factors identified as relevant by the committee,

     o annually reviewing and determining for our executive officers their annual base salary level, their annual incentive opportunity and employment agreements,

     o annually reviewing company wide compensation and annual incentive programs,

     o reviewing and making recommendations to the Board of Directors with respect to compensation programs and policies, including incentive compensation plans and equity-based plans (i.e. stock option related plans).

     Investment Committee

     The Committee met three times during the past year. The Investment Committee operates under a written charter adopted by the Board of Directors The principal functions of this Committee are to review and make recommendations to the Board concerning:

     o    management's financial and tax policies and standards,

     o our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements,

     o    evaluation of investments,

     o    our capital expenditure budget; and

     o    adequacy of insurance coverage.

     The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint.

     Nominating Committee

     The Committee met once during the past year. The nominating committee selects nominees for election as directors of the Company. The Nominating Committee operates under a written charter adopted by the Board of Directors. In fiscal 2008, the nominating committee met once, at which time it selected nominees for election at the upcoming annual meeting. The nominating committee will consider qualified director nominees recommended by shareholders for election in 2009 and beyond. Our process for receiving and evaluating Board member nominations from our shareholders is described below under the caption "Nominations." This year no nominees were presented by shareholders.

     Board Nomination Process

     Effective May 27, 2005, the Board of Directors appointed a standing nominating committee for selection of nominees for election to the Board of Directors. The committee's charter is available on our website
(www.clearfieldconnection.com) or by request in writing to the Company (Attn:
Chief Financial Officer).

     The nominating committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In general, at a minimum, a candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. In addition, the committee evaluates candidates based on financial literacy, knowledge of the Company's industry or other background relevant to the Company's needs, status as a shareholder in the Company, "independence" for purposes of compliance with the rules of the SEC and the Nasdaq Stock Market, and willingness, ability, and availability for service. Candidates will be preferred who hold an established executive level position in business, finance, law, education, research or government. When current Board members are considered for nomination for reelection, the nominating committee also takes into consideration their prior Company Board contributions, performance and meeting attendance records.

     The nominating committee has not utilized the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

     The nominating committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders who wish to make such a submission may do so by sending the following information to the nominating committee c/o Clearfield, Inc., Attn: Chief Financial Officer: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; (3) a signed statement as to the submitting shareholder's current status as an owner and the number of shares currently held. Nominations are further subject to the requirements of Section 2.14-a of the Company's Bylaws. Our Bylaws are available on our website (www.clearfieldconnection.com) or by request in writing to the Company (Attn:
Chief Financial Officer).

     This information will be evaluated against the criteria established by the committee and the specific needs of the Company at that time. Based upon such preliminary assessment, candidate(s) who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the committee will determine which nominee(s) to propose for election at the next annual meeting. The committee will use the same process for evaluating all nominees, regardless of the source of the nomination.

     No candidates for director nominations were submitted to the committee by any shareholders in connection with the 2009 Annual Meeting. Any shareholders desiring to present a nomination for consideration by the committee prior to our 2010 annual meeting must do so at least 90 days prior to the one year anniversary of this year's Annual Meeting (i.e. 90 days prior to February 26, 2010), as required by Section 2.14-a of our Bylaws.

     Compensation Committee Interlocks and Insider Participation

     No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our Board of Directors or Compensation Committee.

     Executive Session of the Board

     At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements for the listing standards of The NASDAQ Capital Market being present. During 2008, our independent directors met two times in executive session.

     Policy Regarding Attendance at Annual Meetings

     We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, all of our directors with the exception of Dr. Anil Jain attended the annual shareholders meeting. Dr. Jain has since resigned from the Board.

     Non-Employee Director Compensation

     The following table provides information on the compensation paid in fiscal 2008 to each of our non-employee directors. Dr. Jain, was not employed by the Company during fiscal 2008, but he received the proceeds of a severance package. Cheryl Podzimek, who was and is an employee, received no compensation for their Board activities.

                          Fees Earned or Paid
     Name                       in Cash          Option Awards (1)     Total ($)

     Ronald G. Roth             $2,500               $2,463             $4,963
     John G. Reddan             $2,500               $2,463             $4,963
     Stephen L. Zuckerman       $2,500               $2,463             $4,963
     Don Hayward                $2,500               $2,463             $4,963

(1) On February 27, 2008, each board member was granted a six year option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $.96 per share with a one year vesting period. This represents the amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with FAS 123(R). The assumptions used to determine the valuation of the awards are discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations and Note A to our consolidated financial statements, each included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2008. Each of the option awards, computed in accordance with FAS 123(R), is the same as the amount recognized for financial statement reporting purposes as reflected in this column. The full grant date fair value of all the awards to these directors, computed in accordance with FAS 123(R), is $10,806.

     As of September 30, 2008, each non-employee director had 22,500 options outstanding with the exception of Don Hayward who had 7,500 options outstanding and Charles Hayssen, who had none.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     This discussion of compensation describes the elements of compensation awarded to, earned or paid to our named executive officer for the fiscal years 2007 and 2008. Our named executive officer was Cheryl Beranek Podzimek, who was our Chief Executive Officer and President throughout the year.

Overview

     The Company uses three primary tools to compensate executives: base salary, annual bonus and long-term equity compensation. Together they combine to provide an executive's total compensation package. The Company does not provide benefits or perquisites of extraordinary value to its executives from the Company's perspective. The Company views base salary as a primary indicator of the market value needed to attract and retain executives with the skills and expertise to perform the duties and discharge the responsibilities of their positions. Annual bonus is principally seen as a means of rewarding superior job performance and enhancing base salary to meet current market value, and the Company utilizes stock options as a means of linking executives' long-term benefits to the rate of return received by shareholders and as retention devices. The objectives of the Company's compensation program are to recruit and retain high-caliber executives, and to incentivize those executives to achieve the best possible long-term financial results for the Company and its shareholders. The Compensation Committee believes that this is the most effective means of aligning executive incentives with shareholders' interests.

     Process

     The Compensation Committee uses surveys and reports prepared internally to understand the compensation levels and pay structure at peer group companies of like size and complexity. The Compensation Committee to date has not utilized outside consultants in this process. The Company's structural compensation is generally targeted within the range of compensation paid by a peer group of Minnesota based public companies of comparable size and complexity; however, we also use our judgment to determine specific pay levels necessary to attract and retain executive talent. In exercising this judgment, we look beyond the market data and place significant weight on individual job performance and compensation history, future potential, retention risk for individual executives, and, in the case of new hires, compensation at former employers.

     The Compensation Committee determines base salary and potential bonus annually. We generally determine officers' annual bonus and equity awards in October of the succeeding fiscal year after the Company's financial results for the prior fiscal year are announced. We generally grant each officer a certain number of stock options as of that month.

     Allocation and Amount

     The Company compensates its executives through a combination of annual cash compensation (comprised of base salary and annual bonus) and long-term incentive compensation (comprised of stock options). The Compensation Committee views base salary and the annual bonus target as an essential part of attracting and retaining executive officers and, thus, we set both at a level that we believe are necessary to attract and retain top executives. The Compensation Committee also believes, based on market data and actual experience, that equity incentive compensation is an essential factor in recruiting and retaining top executives and in driving superior performance.

     The use and relative weights of base salary, annual bonus and long-term equity compensation are based on a subjective determination by the Compensation Committee of the effectiveness of each in supporting the Company's strategic operations and talent strategies, as well as the prevalence, weight and value of these elements for executives at other companies. Generally, the Compensation Committee views the various elements of compensation as part of one overall package but believes that a majority of the total compensation package should depend upon the performance of the Company to align management's interest with our shareholders. As a result, base salary, benefits and perquisites generally represent more than half of each executive's potential compensation if the Company performs at expected levels reflecting the importance of performance-based compensation. For the Chief Executive Officer, the Committee targets more approximately one third of her total compensation to be at-risk.

     Salary

     The Compensation Committee reviews the base salary of the Chief Executive Officer each fiscal year. Historically, the named Chief Executive Officers have received annual adjustments consistent with the movement of wages in the marketplace and, to reflect individual or company performance.

     Based on this annual review Ms. Podzimek's compensation was adjusted to reflect both market position and her new position as Chief Executive Officer in fiscal 2008. In October 2007, the Compensation Committee increased Ms. Podzimek's base annual salary, effective as of October 1, 2007, to $185,000 to bring it more in line with the duties and responsibilities of the position of Chief Executive Officer and President of the Company.

     Annual Bonus

     The Compensation Committee determines the actual amount of bonus awarded to the Chief Executive Officer after the end of each fiscal year primarily by considering the financial results of the Company for the given year and the officer's individual performance and contribution to the Company. The bonus may be paid in cash or equity. We generally set potential target bonuses for each named executive officer at the beginning of each fiscal year as a percentage of base salary.

     When determining the amount of cash bonuses, the Committee generally considers the Company's revenue and operating income. We use a pre-determined formula to calculate the Chief Executive Officers bonus compensation.

     Fiscal 2007, In October of 2007, the Compensation Committee met to determine the bonus based on the Company's performance in fiscal 2007. Revenue and operating income targets were achieved at 100% of plan. This resulted in the Compensation Committee approving the 100% payout of the Chief Executive Officer of $43,000.

     Fiscal 2008, In October of 2008, the Compensation Committee met to determine the bonus based on the Company's performance in fiscal 2008. Both revenue and operating income targets were achieved at 100% of plan. This resulted in the Compensation Committee approving the 100% payout of the Chief Executive Officer of $112,500.

     Long-Term Equity Compensation

     Long term-equity compensation within Clearfield has traditionally been incentive stock options. Prior to Fiscal 2007 the Compensation Committee had used stock options on a limited basis with respect to the Chief Executive Officer and other named Executive Officers compensation. In fiscal 2007, the Compensation Committee reconsidered its approach to stock options. It began by evaluating the effects of stock ownership on the Chief Executive position and considered various formulas for determining a quantity of stock options that would be commensurate with the CEO position and would provide long term incentive. The first year formula the Committee utilized was approximately 85% of base salary divided by current market price to determine the number of stock options issued; this translated to 150,000 stock options at an exercise price of $1.09. On November 19, 2007 the Chief Executive Officer, Ms. Podizimek was awarded 150,000 stock options.

     Benefits and Perquisites

     In addition to qualified retirement plans available to employees generally, the Company provides its executives with benefits such as medical, dental, life and disability insurance and other benefits that are generally available to full time employees.

Compensation Committee Report on Executive Compensation

     This report of the Compensation Committee is required by the Securities and Exchange Commission and, in accordance with the Commission's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Clearfield, Inc. specifically incorporates this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                        By the Compensation Committee -

                                        Ronald G Roth, Chair
                                        John G Reddan
                                        Stephen L. Zuckerman

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during the fiscal year ended September 30, 2008 to our chief executive officer during such year (the "Named Executive Officers").

                                                                  Option       All Other
                                                     Bonus        Awards      Compensation
Name and                                             -----        ------      ------------
Principal Positions           Year      Salary        (2)          (3)            (4)          Total
-------------------           ----      ------        ---          ---            ---          -----
Cheryl Beranek Podzimek       2008    $ 174,769    $ 112,500    $  24,002     $   13,885     $  325,156
Chief Executive Officer       2007    $  73,846    $  43,000    $   5,809     $    5,491     $  128,146

(1) We do not maintain any pension plans or non-qualified deferred compensation plans.
(2) These amounts were earned and awarded under the Company's executive bonus program.
(3) Amounts listed reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123R on stock option awards and thus includes amounts from awards granted prior to fiscal years 2007 and 2008, as applicable. Information related to the financial reporting of stock options is presented in Footnotes A and L to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended September 30, 2008 (the "2008 10-K") and Footnotes A and L to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the year ended September 30, 2007.
(4) These amounts consist of Company contribution on Ms. Podzimek's behalf to 401(K) plan and taxable fringe benefits associated with long term disability insurance.

Employment and Change in Control Agreements

     We implemented employment agreements on December 16, 2008 with Cheryl Beranek Podzimek, Chief Executive Officer and President, and Johnny Hill, Chief Operating Officer, providing for certain benefits in the event of a change in control (as defined in the agreement) of the Company.

     The employment agreement with Ms. Podzimek and Mr. Hill ("Executive") provides that if the Executive's employment is terminated by the Company without "cause" or by the Executive for "good reason" prior to a "change in control" (each as defined in the employment agreement), or if the Company elects to not proceed with automatic renewal of the agreement, the Executive will be entitled to the following severance payments and benefits, subject to their execution and non-revocation of a general release of claims, in addition to accrued salary and vacation at the time of termination:

     o in two lump-sum payments, an amount equal to 200% of the sum of their then-current annual base salary plus average bonus over the prior three years,
     o their prorated annual bonus for the year in which the termination occurs
     o immediate vesting of any unvested stock options, incentive units, restricted stock and other equity awards granted under the Company's equity incentive plan; and
     o health benefits for the 12 months following the executive's termination of employment or until she is no longer eligible to participate, whichever is sooner.

     If a change in control (as defined in the employment agreement) occurs during the employment period, the Company shall pay to the executive a lump sum payment in the amount of the executive's base salary in effect on the date of the change in control. If the Executive's employment is terminated by the Company without cause or by the executive for good reason or without good reason within one (1) year after the effective date of the change in control, then the Executive shall also be entitled to receive the payments and benefits outlined above. The employment agreement also provides that the Executive or their estate will be entitled to certain severance benefits in the event of the Executives death or disability.

     In June 2007, Dr. Jain's employment terminated. Pursuant to the terms of a September 15, 2005 agreement regarding separation upon change of control or under other circumstances, we are obligated to pay him an amount equal to twice his annual salary, as in effect as the date of termination, over a period of two years, payable in installments corresponding to our regular payroll dates. The aggregate amount payable to Dr. Jain under this arrangement is $380,085.

Grants of Plan-Based Awards

There were no grants of Plan Based Awards in fiscal year 2008 to officers of the Company.

Outstanding Equity Awards at Fiscal Year-End

                                  Option Awards

--------------------------- ---------------- -------------------- -------------------- ------------- ---------------
                                # of                              Equity incentive
                             Securities         # of Securities   Plan Awards: # of
                              Underlying         Underlying           Securities
                              Unexercised        Unexercised          underlying          Option         Option
                              Options (#)        Options (#)          Unexercised        Exercise      Expiration
           Name               Exercisable       Unexercisable      Unearned Options       Price           Date
--------------------------- ---------------- -------------------- -------------------- ------------- ---------------
 Cheryl Beranek Podzimek        35,000               --                   --              $2.55        10/30/2009
--------------------------- ---------------- -------------------- -------------------- ------------- ---------------
                                 5,100              4,900                 --              $1.30        8/18/2011
--------------------------- ---------------- -------------------- -------------------- ------------- ---------------
                                30,000             120,000                --              $1.09        11/9/2013
--------------------------- ---------------- -------------------- -------------------- ------------- ---------------

Option Exercises and Stock Vested

     There were no options exercised or stock vested in fiscal year 2008 to officers of the Company.

Pension Benefits

     There were no pension benefits in fiscal year 2008 to officers of the Company.

Nonqualified Deferred Compensation

     There was no nonqualified deferred compensation in fiscal year 2008 to officers of the Company.

     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Lease for Company Facility. In fiscal 2007 and prior to October 30, 2007 of fiscal 2008 we leased our principal executive office and manufacturing facility in Blaine, Minnesota, from Jain-Olsen Properties, a partnership consisting of Dr. Anil K. Jain and Kenneth A. Olsen. Both of them are former officers and directors of the Company. On October 30, 2007, we (i) purchased this facility at appraised fair market value, pursuant to an option to purchase contained in the lease, (ii) terminated the lease, and (iii) sold the property to a third party.

     India Facility. Prior to June 28, 2007, Kul B. Jain, brother of our former chief executive officer, Anil K. Jain, was a director of our APA Optronics (India) Private Limited subsidiary that was established in fiscal 2005. Kul B. Jain was paid approximately $250 per month in this position. He was not an employee of APA Optronics (India) or APA Enterprises, Inc. On June 28, 2007, we sold all of our interest in our Indian subsidiary to an entity controlled by Anil K. Jain, our former chief executive officer, on terms deemed by the independent directors to be fair and reasonable to the Company. The purchase price of $500,000 is payable over 5 years and is secured by pledges of stock and Dr. Jain's payments under his separation agreement, as well as by a guarantee from Dr. Jain. All payments are current.

     Split Dollar Insurance. In November 1989, we adopted a split dollar life insurance plan (the "1989 Plan") for the benefit of Dr. Anil K. Jain. Under the terms of the 1989 Plan, we pay the premiums on a $5 million insurance policy (the "Policy") on the lives of Dr. Jain and his spouse. The Policy is a whole life, joint and survivor policy, on which all premiums are paid by us and income is imputed to Dr. Jain in an amount equal to the term rate for his insurance as established by the insurer. No premium payments have been made since January 1996. The Policy is owned by the Jain Children's Irrevocable Trust dated November 28, 1989, (the "Trust"). The 1989 Plan is designed so that we will recover all premium payments and advances made by us on account of the Policy held by the Trust. Our interest in the premium payments and advances is secured by a collateral assignment of the Policy. Upon the death of the last to die of Dr. Jain and his spouse, we will be reimbursed from the insurance proceeds paid to the Trust in an amount equal to the total premiums and advances made by us. In the event the trustee of the Trust surrenders the Policy for its cash surrender value at some date in the future, we will be reimbursed for the premiums paid on the Policy.

PROPOSAL 2:  AMENDMENT OF 2007 STOCK COMPENSATION PLAN

     In 2006, the Board of Directors adopted and the shareholders approved the 2007 Stock Compensation Plan (the "Plan") to assist in attracting, retaining and rewarding employees. 1,500,000 shares of Common Stock are currently authorized and reserved for issuance under the Plan, (increased from 750,000 by shareholder vote on February 27, 2008). As of December 31, 2008, 506,500 shares of common stock remain available for grants to employees under the Plan.

     On December 11, 2008, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to permit all 1,500,000 shares of common stock authorized and reserved for issuance thereunder to be available for incentive stock options. Currently the Plan limits the number of shares available for incentive stock options to 750,000.

     The Board of Directors believes that compensation based on the value of the Company's stock is an important element in attracting and retaining highly skilled and qualified employees and, further, that stock-based awards are highly effective in aligning the interests of these individuals with those of the shareholders. The Plan provides for a number of different types of option and stock awards, as described below. The Board of Directors believes that it is desirable to amend the Plan to give the board maximum flexibility in using the available shares to fund any of the incentive vehicles authorized by the Plan, and thus encourages the shareholders to approve the proposed amendment. Approval of the amendment will eliminate the cap on the number of shares which can be used for incentive stock grants. There are no share caps on any other types of awards or options under the Plan.

     Shares Subject to the Plan. A total of 1,500,000 shares of common stock were originally reserved for issuance under the Plan. The shares of common stock that may be issued or transferred to grantees under the Plan may be authorized but unissued shares or outstanding shares acquired by the Company. The Plan provides for appropriate adjustment in the number of shares subject to the Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares subject to an award are not issued to the extent permitted prior to expiration of the award or an award is otherwise forfeited, such shares will become available for inclusion in future grants. On January 2, 2009, the closing price for the common stock in the Nasdaq Global Market was $1.17 per share.

     Administration. The Plan is administered by the Board or a committee appointed by the Board. The Board or committee determines the participants, grants stock options, with or without stock appreciation rights, and other awards, establishes rules and regulations for the operation of the Plan, and determines the price, term, vesting schedule, number of shares and other terms of options and other awards. The Board or committee may delegate its powers and duties to members of the Company's administration with respect to Plan participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

     Eligible Participants. The Plan allows grants of awards to any employee of the Company or any affiliate or subsidiary, no matter where located.

     As of January 2 2009, there were approximately 105 employees eligible to participate in the Plan. The number of grantees may vary from year to year.

     The following table sets forth, as of January 2, 2009, the number of stock options granted under the Plan to the Named Executive Officer (see "Summary Compensation Table"), all current executive officers as a group, and all employees (including officers who are not executive officers) as a group. No director or director nominee, except Ms. Podzimek, no nonemployee, and no associate of any director, director nominee or executive officer has received any grant under the Plan; nor has any person been granted options to purchase 5% or more of the shares available under the Plan.

--------------------------------------------------------- ---------------------
                                                             Number of Shares
--------------------------------------------------------- ---------------------
Cheryl Beranek Podzimek, Named Executive Officer                  395,000
--------------------------------------------------------- ---------------------
All current executive officers, as a group (3 persons)            589,000
--------------------------------------------------------- ---------------------
All employees (excluding executive officers) as a group           338,700
--------------------------------------------------------- ---------------------

     Stock Options. Options granted under the Plan may be in the form of either options that qualify as "incentive stock options" under Section 422 of the Code ("ISOs") or those that do not qualify as such ("NQSOs"). The term of an option is fixed by the Board or committee, but no option may have a term of more than ten years from the date of grant. Options are exercisable at such times as determined by the Board or committee. The option exercise price is determined by the Board or committee at the time of grant but cannot be less than 100% of the fair market value of the common stock on the date of grant. The grantee may pay the option price in cash or, if permitted by the Board, by note or by delivering to the Company shares of common stock already owned by the grantee that have a fair market value equal to the option exercise price. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the Company's outstanding common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the ISO may be no more than five years from the date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant).

     Stock Appreciation Rights. The Board or committee may grant stock appreciation rights ("SARs") in connection with a stock option granted under the Plan. If a grantee exercises an SAR, the grantee will receive an amount equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option exercise price of the shares. If an SAR is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased will terminate.

     Other Stock-Based Awards. The Board or committee, in its discretion, may grant other awards that are valued in whole or in part by reference to, or otherwise based on, the common stock, including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities. Such awards may be granted in addition to or in tandem with stock options or stock appreciation rights granted under the Plan. The Board or committee may set such terms with regard to the vesting of such awards as it deems reasonable.

     Termination of Employment. Unless otherwise provided in the related award agreement, awards granted under the Plan are generally not transferable other than by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order as defined by the Code or Title I of the Employee Retirement Income Security Act, or their rules and regulations thereunder. Following the death of an optionee, any option held may be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Board or committee may determine at or after grant, by the legal representative of the optionee's estate or by any person who acquired the option by will or the laws of descent and distribution for a period of one year or such other period as the Board of committee may specify at grant from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. If a participant's employment by the Company is terminated by reason of disability, any option held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or committee may determine at or after grant until the expiration of the stated term of such option (unless otherwise specified by the Board or committee at the time of grant). If the optionee dies prior to the expiration of any unexercised option, the option may thereafter be exercised to the extent it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of the option, whichever period is shorter. If any optionee's employment by the Company is terminated for any other reason, the option may be exercised, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of their term of the option. Terms for awards other than stock options and stock appreciation rights may be set by the Board or committee at the time of the granting of the award.

     Change of Control. In the event of a "Change of Control" (as defined in the Plan), unless determined otherwise by the Board of Directors prior to the Change of Control, any award granted under the Plan will become fully exercisable and vested and will terminate 60 days thereafter. For purposes of the Plan, a "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons whose election has been solicited by the Board of Directors or have been appointed by the Board to fill vacancies created by death, resignation, or a new position, (ii) any person or group of persons (as defined in Section 13(d) of the Exchange Act and the rules thereunder) acquires 30% or more of the outstanding voting stock of the Company, or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 70% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company.

     Tax Rules. The following is a brief summary of the federal income tax rules currently applicable to stock options that may be granted under the Plan.

     The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of common stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Other special rules may also apply to a grantee who is subject to
Section 16 of the Exchange Act.

     Upon a subsequent sale of shares of common stock acquired pursuant to the exercise of an NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-terms capital gain or loss, depending on the holding period of the shares.

     The grant of an ISO will have no immediate tax consequences to the grantee or to the Company. The exercise of an ISO by the payment of cash to the Company will generally have no immediate tax consequences to the grantee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If a grantee holds the shares acquired pursuant to the exercise of an ISO for the required holding period, the grantee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no compensation deduction will be allowable to the Company in connection with the grant or exercise of the ISO or the sale of shares of common stock acquired pursuant to such exercise.

     If, however, a grantee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) equal to the excess of the fair market value of the shares of common stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     No income will be realized by a participant and the Company is not entitled to a compensation deduction in connection with a grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares of common stock received. The Company will be entitled to a compensation deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant received common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner as discussed above regarding the tax treatment of NQSOs.

     The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending upon the conditions applicable to the award, be taxable as an option or as an award of restricted or deferred stock. In certain instances, a participant may be entitled to defer recognition of income on the value of a grant of stock if the stock is subject to substantial risk of forfeiture. The participant will be subject to tax at ordinary income rates on the fair market value of the stock on the date that income is recognized. The Company generally will be entitled to a compensation deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. With respect to the subsequent sale of stock received, the holding period to determine whether a participant will recognize long-term or short-term capital gain or loss will generally begin when any restriction period expires (or the date on which the participant recognizes income), and the tax basis for such shares will generally be the fair market value of the shares on that date.

     Plan Benefits. Grants of options and award under the Plan are discretionary. Accordingly, it is not possible to identify the recipients or specify the amounts to be received by any recipient. In general, the Board or the committee administering the Plan will seek recommendations from management (as to non-executive employees) concerning the recipients of grants and awards, the appropriate amounts and types of awards, and the term of the exercise. Grants and awards may be made annually, or more frequently in the case of new hires, promotions, or other special circumstances. In general, the Committee's compensation policy includes stock incentives for executive management as a significant component of total compensation.

     Equity Compensation Plan Information. The Company currently has three compensation plans: The 1993 Directors Plan, the 1997 Stock Compensation Plan, and the Amended 2007 Stock Compensation Plan, all of which have been approved by the shareholders of the Company. The following table presents information as of September 30, 2008, about these plans and awards.

                                  (a) Number of              (b) Weighted-average           (c) Number of
Plan Category                    securities to be             exercise price of          securities remaining
                               issued upon exercise          outstanding options,        available for future
                                  of outstanding             warrants and rights         issuance under equity
                               options, warrants and                                      compensation plans
                                      rights                                             (excluding securities
                                                                                          reflected in column
                                                                                                 (a))
-------------------------     ------------------------     -------------------------    ------------------------
Equity compensation                   386,700                       $1.37                      1,232,500
plans approved by
shareholders
Total                                 386,700                       $1.37                      1,232,500

     Accounting Treatment. FASB Statement No. 123 (revised 2004), Share-Based Payment, requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The provisions in Statement 123(R) became effective for all stock options or other equity-based awards to employees or directors that vested or became exercisable in 2006. The Company first reported in accordance with the new standard in its fiscal quarter ended June 30, 2006.

     The affirmative vote of a majority of the shares of common stock present and voting on such matter is necessary for the proposed amendment of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2008 STOCK COMPENSATION PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

     AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three non-employee directors. All members are independent as defined under the rules of The NASDAQ Capital Market.

     The Audit Committee held 4 meetings during the fiscal year ended September 30, 2008. The meetings were designed to facilitate and encourage communication between the Audit Committee and the Company's independent public accountants, Grant Thornton LLP.

     During these meetings, the Audit Committee reviewed and discussed the quarterly and audited financial statements with management and Grant Thornton LLP.

     The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Grant Thornton LLP also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Public Company Accounting Oversight Board. This information was discussed with Grant Thornton LLP.

     Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2008, be included in the Company's annual report on Form 10-K.

                                        Members of the Audit Committee -

                                        Charles N. Hayssen, Chairman
                                        John G. Reddan
                                        Stephen L. Zuckerman, M.D
                                        Donald Hayward

Independent Public Accountants' Fees

     The firm of Grant Thornton LLP, independent public accountants, audited our financial statements for the years ended March 31, 2007, 2006, and 2005, for the transitional year ended September 30, 2007 and for the full fiscal year ended September 30, 2008. Our audit committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2009, subject to agreement on a definitive engagement letter. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

     The following table presents fees for professional services rendered for the two most recent fiscal years.

                             Fiscal Year Ended        Six month transition Year
                             September 30, 2008        Ended September 30, 2007
                           -----------------------    --------------------------
Audit fees (1)             $     115,904              $                99,696
Audit-related fees (2)            12,420                               12,820
Tax fees                               -                                    -
Tax compliance fees               32,729                               15,629
Other tax (3)                     11,133                                2,588
                           -----------------------    --------------------------
                           $     172,186              $               130,733
                           =======================    ==========================

(1) Audit fees include fees billed expected to be billed for the fiscal year ended September 30, 2008 and fees billed and expected to be billed for professional services rendered for the audit of our annual financial statements for that period, the review of our financial statements included in our reports on Form 10-Q, services in connection with registration statements filed with the SEC, and accounting consultations necessary for the rendering of an opinion on our financial statements.

(2) Audit-related services include audit expenses of our 401(k) plan, consultations related to Sarbanes-Oxley Section 404 and adoption of our 2007 Stock Compensation Plan.

(3) Other tax services include tax planning, state tax planning and other tax consultation.

     Our Audit Committee must pre-approve all audit services, engagement fees and terms, and all permitted non-audit engagements, subject to the de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934. Pursuant to its pre-approval policy, the Audit Committee has authorized management to engage Grant Thornton for tax planning and preparation and filing of the Company's tax returns.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

     The Company's 2010 Annual Meeting of Shareholders is expected to be held on or about February 27, 2010, and proxy materials in connection with that meeting are expected to be mailed on or about January 20, 2010. In order to be included in the Company's proxy materials for the 2009 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before September 20, 2008.

     In addition, pursuant to the Company's Bylaws, a shareholder must give notice to the Company prior to December 1, 2009, of any nominations for director or any proposal which such shareholder intends to raise at the 2010 Annual Meeting. If the Company receives notice of such nomination or proposal on or after December 1, 2009, such nomination or proposal will not be considered at the annual meeting.

     Additionally, if the Company receives notice of a shareholder proposal after December 14, 2009, it will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the 2010 Annual Meeting may exercise discretionary voting power with respect to the proposal.

OTHER MATTERS

     We are not aware that any matter other than those described in the Notice of Meeting will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention Ms. Podzimek and Mr. Blackey (the persons named as proxies) to vote the proxied shares in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

     A copy of the Company's Report to Shareholders for the fiscal year ended September 30, 2008, accompanies this Notice of Annual Meeting and Proxy Statement.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008, TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT. SUCH REQUESTS SHOULD BE SENT TO:

                                CLEARFIELD, INC.
                       Attention: Chief Financial Officer
                                5480 Nathan Lane
                               Plymouth, MN 55442


                                        By Order of the Board of Directors


                                        Janna R. Severance
                                        Secretary

January 5, 2009

                                CLEARFIELD, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                           Thursday, February 26, 2009
                                    3:00 p.m.
                                5480 Nathan Lane
                                    Suite 120
                               Plymouth, MN 55442

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 26, 2009.

The undersigned hereby appoints Cheryl Podzimek and Bruce Blackey, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of Clearfield, Inc. (the "Company") which the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders to be held at the offices of the Company, 5480 Nathan Lane, Suite 120, Plymouth, MN 55442, February 26, 2009, at 3:00 p.m., Central Standard Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof. The power to vote granted by this Proxy may be exercised by Cheryl Podzimek and Bruce Blackey, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting. It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

                    PLEASE DO NOT FORGET TO DATE THIS PROXY.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

:
1.   Election   01    Ronald G. Roth          04  Stephen L. Zuckerman   |_| Vote FOR     |_|  Vote WITHHELD
     of                                                                      all               from all
     directors:                                                              nominees          nominees
                                                                             (except as
                02   Cheryl Beranek Podzimek  05  Donald R. Hayward          marked)

                03   John G. Reddan           06  Charles N. Hayssen


                                                                            -----------------------------
(Instructions: To withhold authority to vote for any indicated              |                            |
nominee, write the number(s) of the nominee(s) in the box provided to       |                            |
the right.)                                                                 |                            |
                                                                            -----------------------------

2. Amendment of the 2007 Stock Compensation Plan           |_|  For       |_|  Against       |_|  Abstain

3. Upon such other matters as may properly come before the meeting     |_|  Granted      |_|  Withheld


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S INSTRUCTIONS. IF THE SHAREHOLDER EXECUTES THIS PROXY BUT DOES NOT PROVIDE INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS, FOR THE AMENDMENT OF THE 2007 STOCK COMPENSATION PLAN, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

                                        Dated and Signed ________________, 2009


                                        ----------------------------------------
                                        Signature of Shareholder(s)


                                        ----------------------------------------
                                        Signature of Shareholder(s)


Please sign as your name(s) appears above. When signing as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or partner of a partnership, please provide the name of the entity on whose behalf you are signing and your title.

                    PLEASE DO NOT FORGET TO DATE THIS PROXY.


                                        2